Form RSA

INFINITY PHARMACEUTICALS, INC.
RESTRICTED STOCK AGREEMENT
Infinity Pharmaceuticals, Inc. (the “Company”) has selected you to receive the following restricted stock award pursuant to its 2010 Stock Incentive Plan, as amended. The terms and conditions attached hereto are also a part hereof.
Notice of Grant

Name of recipient (the “Participant”):	[Name]
Grant Date:	[Date]
Number of shares of restricted common stock awarded (the “Restricted Shares”):	[# of Shares]
Vesting Schedule:

Vesting is based on the achievement of performance metrics set forth on Exhibit A and on the Participant remaining an Eligible Participant on each applicable Vesting Date, as provided herein. No more than the Number of Restricted Shares set forth above may vest pursuant to this award.

Please confirm your acceptance of this restricted stock award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

INFINITY PHARMACEUTICALS, INC. By:___________________________ Name of Officer Title:
Accepted and Agreed:

Signature of Participant
Street Address
City/State/Zip Code

Form RSA

INFINITY PHARMACEUTICALS, INC.
Restricted Stock Agreement
Incorporated Terms and Conditions
The terms and conditions of the award of Restricted Shares made to the Participant, as set forth in the Notice of Grant that forms part of this agreement (the “Notice of Grant”), are as follows:
1.    Issuance of Restricted Shares.
(a)    The Restricted Shares are issued to the Participant, effective as of the Grant Date set forth in the Notice of Grant, in consideration of services rendered and to be rendered by the Participant to the Company.
(b)    The Restricted Shares will be issued by the Company in book entry form only, in the name of the Participant. The Participant agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
2.    Vesting. Unless otherwise provided in this Agreement or in the Company’s 2010 Stock Incentive Plan, as amended (the “Plan”), the Restricted Shares shall vest in accordance with the vesting schedule set forth in the Notice of Grant. Any fractional number of Restricted Shares resulting from the application of the relevant percentages shall be rounded down to the nearest whole number of Restricted Shares.
3.    Forfeiture of Unvested Restricted Shares Upon Cessation of Service.
In the event that the Participant ceases to be an Eligible Participant for any reason or no reason, with or without cause, then, notwithstanding anything to the contrary in the Executive Severance Benefits Plan, all of the Restricted Shares that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. Further, in the event that the performance conditions set forth in Exhibit A are not satisfied while the Participant continues to be an Eligible Participant, the corresponding portion of the Restricted Shares set forth on Exhibit A shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of the time set forth on Exhibit A. The Participant shall have no further rights with respect to any Restricted Shares that are so forfeited. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive awards of restricted stock under the Plan.
4.    Restrictions on Transfer.
Except as set forth in the Plan, the Participant shall not sell, assign, transfer, pledge,

hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested. The Company shall not be required (i) to transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or the Plan or (ii) to treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement or the Plan.
5.    Restrictive Legends.
The book entry account reflecting the issuance of the Restricted Shares that are not vested as of the Grant Date (as set forth on the Notice of Grant) in the name of the Participant shall bear a legend or other notation upon substantially the following terms:
“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
6.    Rights as a Shareholder.
Except as otherwise provided in this Agreement, for so long as the Participant is the registered owner of the Restricted Shares, the Participant shall have all rights as a shareholder with respect to the Restricted Shares, whether vested or unvested, including, without limitation, rights to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders; provided that, as provided in the Plan, the payment of dividends on unvested Restricted Shares shall be deferred until the vesting of such shares.
7.    Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.
8.    Tax Matters.
(a)    Acknowledgments; Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the acquisition of the Restricted Shares and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares. The Participant acknowledges and agrees that he or she shall not make an election under Section 83(b) of the Internal Revenue Code, as amended with respect to the issuance of the Restricted Shares.

(b)    Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the Restricted Shares. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, the Participant shall execute the instructions set forth in Exhibit B attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Participant does not execute the Automatic Sale Instructions prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.
9.    Miscellaneous.
(a)    No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of a continued service relationship or confer upon the Participant any rights with respect to a continued service relationship with the Company.
(b)    Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.
(c)    Participant’s Acknowledgments. The Participant acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

Exhibit A

Performance Vesting Conditions

Exhibit B

Automatic Sale Instructions

The undersigned hereby consents and agrees that any taxes due on a vesting date as a result of the vesting of Restricted Shares on such date shall be paid through an automatic sale of shares as follows:

(a)    Upon any vesting of Restricted Shares pursuant to Section 2 hereof, the Company shall arrange for the sale of, such number of Restricted Shares that vest pursuant to Section 2 as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Participant upon the vesting of the Restricted Shares (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(b)    The Participant hereby appoints the President and Chief Executive Officer, Executive Vice President, Chief Financial Officer and Chief Business Officer, and Vice President and General Counsel of the Company, and either of them acting alone and with full power of substitution, to serve as his or her attorneys in fact to sell the Participant’s Common Stock in accordance with this Exhibit B. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Exhibit B.

(c)    The Participant represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement, including this Exhibit B, to constitute a “binding contract” relating to the sale of Common Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

_______________________________
Signature of Participant

_______________________________
Participant Name

Date: __________________________